      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 2002

                                                      REGISTRATION NO. 333-32940

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           PENWEST PHARMACEUTICALS CO.
             (Exact name of registrant as specified in its charter)


         WASHINGTON                                    91-1513032
(State or other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                                  2981 ROUTE 22
                         PATTERSON, NEW YORK 12563-2335
                                 (845) 878-3414
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 TOD R. HAMACHEK
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           PENWEST PHARMACEUTICALS CO.
                                  2981 ROUTE 22
                         PATTERSON, NEW YORK 12563-2335
                                 (845) 878-3414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 With a copy to:
                             STUART M. FALBER, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000

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                          DEREGISTRATION OF SECURITIES

         On May 3, 2000, the Securities and Exchange Commission declared the effectiveness of the Registration Statement on Form S-3 (Registration No. 333-32940) (the "Registration Statement") filed by Penwest Pharmaceuticals Co. ("Penwest") with respect to the resale of an aggregate of 1,399,232 shares of common stock, par value $.001 per share ("Common Stock"), of Penwest (the "Shares"). The Registration Statement was filed by Penwest for the benefit of holders of the Shares (the "Holders") who were granted registration rights pursuant to the Common Stock Purchase Agreement, dated as of February 25, 2000, by and among Penwest and the Holders (the "Agreement").

         The Agreement requires Penwest to maintain the effectiveness of the Registration Statement until the earlier of (i) such time as all of the Shares have been disposed of pursuant to the Registration Statement, (ii) March 6, 2002 or (iii) such time as all of the Shares can be sold within any given three-month period without regard to the trading volume of the Common Stock pursuant to Rule 144 promulgated under the Securities Act of 1933. That date occurred on March 6, 2002. In accordance with the terms of the Agreement, and in accordance with Penwest's undertaking under Regulation S-K Item 512(a)(3), Penwest is filing this Post-Effective Amendment No. 1 to remove from registration all Shares not sold by the Holders pursuant to the Registration Statement. Accordingly, Penwest hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, such Shares be removed from registration.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Patterson, State of New York, as of this 17th day of July, 2002.


                                      PENWEST PHARMACEUTICALS CO.
                                      (Registrant)

                                      By: /s/ Jennifer L. Good
                                         ---------------------------------------
                                         Jennifer L. Good
                                         Senior Vice President, Finance, and
                                         Chief Financial Officer
                                         (Principal Financial Officer)

DIRECTORS:

                                      By: /s/ Jennifer L. Good
Paul E. Freiman*                         ---------------------------------------
Jere E. Goyan, Ph.D.*                    Jennifer L. Good,
Tod R. Hamachek*                         Attorney-in-Fact*
Rolf H. Henel*                           Power of Attorney Dated March 17, 2000
Robert J. Hennessey*
N. Stewart Rogers*
John N. Staniforth*
Anne M. VanLent*                      Date:  July 17, 2002